EXHIBIT 23


                     CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-57924, No. 33-54158, and No. 33-51655) of
Quaker Chemical Corporation of our report dated February 18, 1994 appearing on page 26 of the 1993 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules which appears on page 14 of this Form 10-K.

                                           PRICE WATERHOUSE


Thirty South Seventeenth Street
Philadelphia, Pennsylvania 19103
March 30, 1994